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                                                                  EXHIBIT 10.6.1

                               CONSENT TO AMENDMENT

      Each of the undersigned hereby consents to the amendment of the Restated Proprietary Information and Non-Competition Agreement dated as of September 12, 1995 by and among Orbital Sciences Corporation, Orbital Communications Corporation, Teleglobe Inc., Teleglobe Mobile Partners, ORBCOMM Global, L.P., ORBCOMM USA, L.P. and ORBCOMM International Partners, L.P., in the form attached hereto as Exhibit A, as of this ___ day of _______, 1998.


                        ORBITAL SCIENCES CORPORATION


                        By:
                           ---------------------------------
                           Name:  Jeffrey V. Pirone
                           Title: Executive Vice President and
                                  Chief Financial Officer



                        TELEGLOBE INC.


                        By:
                           ---------------------------------
                           Name:  Claude Seguin
                           Title: Executive Vice President, Finance and
                                  Chief Financial Officer



                        ORBITAL COMMUNICATIONS CORPORATION


                        By:
                           --------------------------------
                           Name:  Scott L. Webster
                           Title: President





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                              TELEGLOBE MOBILE PARTNERS

                        By:  Teleglobe Mobile Investment Inc., its
                              Managing Partner

                             By:
                                ----------------------------
                                Name:  Claude Seguin
                                Title: Chairman of the Board and
                                       Chief Executive Officer



                        ORBCOMM GLOBAL, L.P.


                        By:
                           -------------------------------
                           Name:  Scott L. Webster
                           Title: Chairman and Chief Executive Officer



                        ORBCOMM USA, L.P.


                        By:
                           -------------------------------
                           Name:   Robert F. Latham
                           Title:  President



                        ORBCOMM INTERNATIONAL PARTNERS, L.P.


                        By:
                           -------------------------------
                           Name:   Alan L. Parker
                           Title:  President
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                           PROPRIETARY INFORMATION
                        AND NON-COMPETITION AGREEMENT

      THIS PROPRIETARY INFORMATION AGREEMENT (this "AGREEMENT") is made and entered into as of _______ ___, 1998 by and between Orbital Sciences Corporation, a Delaware corporation ("ORBITAL"), ORBCOMM Global, L.P., a Delaware limited partnership ("ORBCOMM") and Teleglobe Inc., a Canadian corporation ("TELEGLOBE").



                             W I T N E S S E T H:

      WHEREAS, Orbital and Teleglobe have entered into agreements with Orbital Communications Corporation ("OCC"), Teleglobe Mobile Partners ("Teleglobe Mobile") and ORBCOMM for the development, construction, operation and marketing of a global, digital satellite communications system of low-Earth orbit satellites intended to provide two-way data and messaging communications throughout the world and related activities in connection therewith; and

      WHEREAS, Orbital and Teleglobe wish to enter into this Agreement setting forth their understanding concerning the protection of confidential and proprietary information that may be disclosed to each other in connection with the foregoing and to provide for a non-competition covenant.

      NOW, THEREFORE, in consideration of the foregoing premises, the agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                  ARTICLE I
                                 DEFINITIONS

1.1 Except as otherwise specified herein, capitalized terms shall have the meanings ascribed to such terms in Appendix C to the Master Agreement dated as of June 30, 1993 by and among Orbital, OCC, Teleglobe and Teleglobe Mobile, as amended and restated from time to time, which Appendix is incorporated herein by reference.


                                  ARTICLE II
                           PROPRIETARY INFORMATION

2.1 PROPRIETARY INFORMATION. For purposes of this Agreement, "PROPRIETARY INFORMATION" shall mean written or oral information of any kind that is disclosed to a party to this Agreement (the "RECEIVING PARTY") by another party to this Agreement (the "DISCLOSING PARTY") and designated as proprietary information and clearly identified as "confidential,"
"restricted,"

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"proprietary," or bearing similar notice of classification, including, but not limited to, technical, financial and business information and models, and any information, reports, plans, market projections, data or any other confidential and proprietary information, together with analyses, work papers, compilations, comparisons, studies, documents, terms, conditions, correspondence, facts or other materials that contain, summarize or are based upon any of the foregoing; provided, however, that "Proprietary Information" shall not include information that:

            (a) is or hereafter becomes publicly available through no wrongful act of the Receiving Party;

            (b) is known by the Receiving Party without any proprietary restrictions at the time of receipt of such information from the Disclosing Party or becomes rightfully known to the Receiving Party without proprietary restrictions from a source other than the Disclosing Party;

            (c) is independently developed by the Receiving Party by Persons who did not, directly or indirectly, have access to the Proprietary Information:

            (d) is obligated to be produced under order of a court of competent jurisdiction or a valid administrative or governmental subpoena or demand, provided that the Receiving Party promptly notifies in writing the Disclosing Party of such event so that the Disclosing Party may seek an appropriate protective order; or

            (e) is required to be disclosed pursuant to applicable law, rule or regulation, to the extent of such requirement.

2.2   RESTRICTIONS ON DISCLOSURE AND USE.

            (a) The Receiving Party agrees that except with the prior written consent of the Disclosing Party or as otherwise specifically provided herein, it will not, during and for a period of five
                  (5) years after the term of this Agreement, use, disclose or otherwise disseminate such Proprietary Information to any Person.

            (b) Except as necessary to perform its obligations under any of the Definitive Agreements, the Receiving Party shall not make any use of the Disclosing Party's Proprietary Information for its own benefit or for the benefit of any other Person.

            (c) The Receiving Party shall not disclose all or any part of the Disclosing Party's Proprietary Information to any officers, directors, employees, banks, advisers, affiliates, agents or representatives (collectively, "REPRESENTATIVES") of the Receiving Party except on a need-to-know basis. Such Representatives shall be informed of the confidential and proprietary nature of the Proprietary Information and of the obligations imposed on the Receiving Party by the provisions of this Agreement.

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            (d)   Each party to this Agreement shall maintain the other parties'
                  Proprietary Information with at least the same degree of care such party uses to maintain its own proprietary information. The Receiving Party shall immediately advise the Disclosing Party in writing of any misappropriation or misuse by any Person of the Disclosing Party's Proprietary Information of which the Receiving Party is aware.

2.3 RETURN OF PROPRIETARY INFORMATION. All Proprietary Information in whatever form shall be promptly returned by the Receiving Party to the Disclosing Party upon written request by the Disclosing Party if the Disclosing Party or the Receiving Party terminates its participation in development, construction, operation and marketing of the ORBCOMM System, provided that any materials prepared by a Receiving Party containing Proprietary Information need not be returned to the Disclosing Party if the Receiving Party destroys such materials and confirms such destruction in writing to the Disclosing Party within ten (10) days of the termination of this Agreement.




                                 ARTICLE III
                                   REMEDIES

3.1 INDEMNIFICATION. Each party hereto (an "Indemnifying Party") shall indemnify and save harmless each other parties and its respective Affiliates and Representatives, if any, (individually, an "INDEMNIFIED PARTY") from and against any claims, demands, actions, causes of action, judgments, damages, losses (which shall include any diminution in value), liabilities, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' and experts' fees and disbursements) that may be made against any Indemnified Party or which any Indemnified Party may suffer or incur as a result of, arising out of or relating to any violation, contravention or breach of this Agreement by such Indemnifying Party.

3.2 INJUNCTIVE RELIEF. (a) Each Receiving Party acknowledges that the Proprietary Information of the Disclosing Party is central to the Disclosing Party's business and was developed by or for the Disclosing Party at a significant cost.

      (b) Each party acknowledges that damages would not be an adequate remedy for any breach of this Agreement by another party and that a party may obtain injunctive or other equitable relief to remedy or prevent any breach or threatened breach of this Agreement by another party. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.


                                  ARTICLE IV
                                 TERMINATION


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4.1   This Agreement shall terminate on the earlier of OCC or Teleglobe
Mobile ceasing to be both a general and limited partner of ORBCOMM.


                                  ARTICLE V
                                MISCELLANEOUS

5.1 SEPARABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof, or affecting the validity or enforceability of such provision in any other jurisdiction.

5.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior written and oral agreement or understanding relating to the subject matter hereof (including, but not limited to, the Orbital/ORBCOMM
Non-Disclosure Agreement and the Teleglobe Non-Disclosure Agreement).

5.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts of the signature pages, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

5.4 NOTICES. All notices, requests and other communications required to be delivered to any party hereunder shall be in writing (including any facsimile transmission or similar writing), and shall be sent by telecopy or delivered in person addressed as follows:

            (a)   If to Orbital, to it at:

                  21700 Atlantic Boulevard
                  Dulles, Virginia 20166
                  Telecopy: (703) 406-3509
                  Attention:  Executive Vice President and General Manager/
                              Communications and Information Systems Group


            (b)   If to ORBCOMM, to it at:

                  2455 Horse Pen Road
                  Suite 100
                  Herndon, Virginia 20171
                  Telecopy: (703) 406-3508
                  Attention: President



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            (c)   If to Teleglobe, to it at:

                  1000 rue de La Gauchetiere ouest
                  Montreal, Quebec
                  Canada H3B 4X5
                  Telecopy: (514) 868-8153
                  Attention:  Executive Vice President, Corporate Development
                              and Corporate Secretary


or to such other persons or addresses as any party may designate by written notice to the others. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted and the appropriate answerback is received, (ii) if given by reputable overnight courier, one (1) business day after being delivered to such courier, or (iii) if given by any other means, when received at the address specified in this Article.

5.5 AMENDMENT; WAIVER. Except as provided otherwise herein, this Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by all the parties hereto.

5.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns; provided, that Article III hereof shall also inure to the benefit of ORBCOMM Corporation as provided in Section 3.3. Neither this Agreement nor any interests or obligations hereunder shall be assigned or transferred (by operation of law or otherwise) to any Person without the prior written consent of the other parties.

5.7 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

5.8 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.



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




      IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement as of the day and year first above written.

                                    ORBITAL SCIENCES CORPORATION


                                    By:
                                         Name:
                                         Title:


                                    TELEGLOBE INC.


                                    By:
                                         Name:
                                         Title:


                                    ORBCOMM GLOBAL, L.P.


                                    By:
                                         Name:  Robert F. Latham
                                         Title: President


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